EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 224 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 002-22019) of my opinion dated November 26, 2018, which was filed as Exhibit (i) to Post-Effective Amendment No. 214.

/s/ Jill R. Damon
Jill R. Damon, Esq.

November 25, 2019

Boston, Massachusetts